Q4 FY25 Earnings Release	Page 1 of 6

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports Strong Fourth Quarter Results with 8% Revenue Growth; FY25 Revenue of $3.1 Billion Reflects 10% Annual Growth, Driven by Transformative Industry Trends

SEATTLE, WA - October 27, 2025 - F5, Inc. (NASDAQ: FFIV), the global leader in delivering and securing every app and API, today announced financial results for its fourth quarter and fiscal year 2025 ended September 30, 2025.
“Our fourth quarter revenue of $810 million reflects 8% growth year over year, driven by 16% product revenue growth, including 42% growth in systems revenue,” said François Locoh-Donou, F5’s President and CEO. “Our strong fourth quarter results cap an exceptional year where we grew revenue 10% while driving 18% non-GAAP earnings growth.”
“Following the recent security incident, our immediate priority remains supporting customers as they evaluate and safeguard their environments,” continued Locoh-Donou. “We are raising the bar on security across all aspects of our business. We are committed to learning from this incident, sharing our insights with customers and peers, and driving collaborative innovation to strengthen the protection of critical infrastructure.”
Fourth Quarter Performance Summary
Fourth quarter fiscal year 2025 revenue totaled $810 million, representing 8% growth compared with $747 million in the fourth quarter of fiscal year 2024. Systems revenue of $186 million grew 42% from the year-ago period while software revenue of $229 million was up 0.3%. Global services revenue of $396 million grew 2% from the year-ago period.
GAAP gross profit for the fourth quarter of fiscal year 2025 was $666 million, representing GAAP gross margin of 82.2%. This compares with GAAP gross profit of $603 million in the year-ago period, which represented GAAP gross margin of 80.8%. Non-GAAP gross profit for the fourth quarter of fiscal year 2025 was $683 million, representing non-GAAP gross margin of 84.3%. This compares with non-GAAP gross profit of $619 million in the year-ago period, which represented non-GAAP gross margin of 83.0%.
GAAP income from operations for the fourth quarter of fiscal year 2025 was $206 million, representing GAAP operating margin of 25.4%. This compares with GAAP income from operations of $191 million in the year-ago period, which represented GAAP operating margin of 25.6%. Non-GAAP income from operations for the period was $299 million, representing non-GAAP operating margin of 37.0%. This compares to non-GAAP income from operations of $257 million in the year-ago period, which represented non-GAAP operating margin of 34.4%.
GAAP net income for the fourth quarter of fiscal year 2025 was $190 million, or $3.26 per diluted share compared to $165 million, or $2.80 per diluted share, in the fourth quarter of fiscal year 2024. Non-GAAP net income for the fourth quarter of fiscal year 2025 was $257 million, or $4.39 per diluted share, compared to $217 million, or $3.67 per diluted share, in the fourth quarter of fiscal year 2024.

Q4 FY25 Earnings Release	Page 2 of 6
Fiscal Year 2025 Performance Summary
Fiscal year 2025 revenue totaled $3.09 billion, representing 10% growth compared with $2.82 billion in fiscal year 2024. Software revenue of $803 million grew 9% from the year-ago period. Systems revenue of $706 million grew 31% from the prior year. Global services revenue of $1.58 billion grew 2% from the year-ago period.
GAAP gross profit for the fiscal year 2025 was $2.51 billion, representing GAAP gross margin of 81.4%. This compares with GAAP gross profit of $2.26 billion in the year-ago period, which represented GAAP gross margin of 80.2%. Non-GAAP gross profit for fiscal year 2025 was $2.58 billion, representing non-GAAP gross margin of 83.6%. This compares with non-GAAP gross profit of $2.33 billion in the year-ago period, which represented non-GAAP gross margin of 82.8%.
GAAP operating profit for fiscal year 2025 was $766 million, representing GAAP operating margin of 24.8%. This compares with GAAP operating profit of $659 million in the year-ago period, which represented GAAP operating margin of 23.4%. Non-GAAP operating profit for the period was $1.09 billion, representing non-GAAP operating margin of 35.2%. This compares to non-GAAP operating profit of $946 million in the year-ago period, which represented non-GAAP operating margin of 33.6%.
GAAP net income for fiscal year 2025 was $692 million, or $11.80 per diluted share compared to $567 million, or $9.55 per diluted share, in fiscal year 2024. Non-GAAP net income for fiscal year 2025 was $928 million, or $15.81 per diluted share, compared to $794 million, or $13.37 per diluted share, in fiscal year 2024.
Performance Summary Tables

GAAP Measures
($ in millions except EPS)	Q4 FY2025	Q4 FY2024	FY2025	FY2024
Revenue	$810	$747	$3,088	$2,816
Gross profit	$666	$603	$2,514	$2,258
Gross margin	82.2%	80.8%	81.4%	80.2%
Operating profit	$206	$191	$766	$659
Operating margin	25.4%	25.6%	24.8%	23.4%
Net income	$190	$165	$692	$567
EPS	$3.26	$2.80	$11.80	$9.55

Non-GAAP Measures
($ in millions except EPS)	Q4 FY2025	Q4 FY2024	FY2025	FY2024
Revenue	$810	$747	$3,088	$2,816
Gross profit	$683	$619	$2,582	$2,332
Gross margin	84.3%	83.0%	83.6%	82.8%
Operating profit	$299	$257	$1,086	$946
Operating margin	37.0%	34.4%	35.2%	33.6%
Net income	$257	$217	$928	$794
EPS	$4.39	$3.67	$15.81	$13.37
A reconciliation of GAAP to non-GAAP measures is included with the attached financial statements. Additional information about non-GAAP financial information is included in this release.

Q4 FY25 Earnings Release	Page 3 of 6
Business Outlook
“Market dynamics are moving in a direction where F5’s solutions are more essential than ever,” said Locoh-Donou. “The accelerated adoption of hybrid multicloud architectures and AI-driven infrastructure is driving demand for advanced application delivery and security solutions, areas where F5 is uniquely positioned to address our customers’ most complex challenges.”
While demand drivers and the Company’s current pipeline support mid-single-digit revenue growth in fiscal year 2026 against its exceptional 10% growth in fiscal year 2025, F5 anticipates some near-term disruption to sales cycles as customers focus on assessing and remediating their environments following the recent security incident. Taking this into account, for fiscal year 2026, F5 is guiding to total revenue growth of 0% to 4%, with any demand impacts expected to be more pronounced in the first half, before normalizing in the second half of fiscal year 2026.
The Company recognizes that any near-term sales cycles disruptions may also lead to a modest impact to its operating margin near term. It is guiding to FY26 non-GAAP operating margin in a range of 33.5% to 34.5%. F5 is committed to driving continued operating margin leverage and believes any demand impact is likely to be short term and therefore, any effect on its operating model would also be temporary.
The Company is guiding to FY26 non-GAAP earnings per share in a range of $14.50 to $15.50.
For the first quarter of fiscal year 2026, F5 is guiding to revenue in the range of $730 million to $780 million, with non-GAAP earnings in the range of $3.35 to $3.85 per diluted share.
Board of Directors Updates
F5’s Board of Directors announced today that CEO and President, François Locoh-Donou, will assume the additional role of Chairman of the Board effective March 2026. He will succeed Al Higginson, who, as previously announced, will be retiring after nearly 30 years as a Company director and 20 years as the Company’s Chair. The Board will use the transition period to appoint a lead independent director to ensure robust independent oversight, consistent with governance best practices.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, October 27, 2025, at 4:30 pm ET. Open to the public, the live webcast, supplemental financial information, and earnings slides are accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements This press release contains forward-looking statements including, among other things, that F5 is raising the bar on security across all aspects of the business, the Company’s commitment to learning from the recent security incident, sharing insights with customers and peers, and driving collaborative innovation to strengthen the protection of critical infrastructure, market dynamics are moving in a direction where F5’s solutions are more essential than ever, accelerated adoption of hybrid multicloud architectures and AI-driven infrastructure is driving demand for advanced application delivery and security solutions, areas where F5 is uniquely

Q4 FY25 Earnings Release	Page 4 of 6
positioned to address its customers’ most complex challenges, the Company’s future financial performance including revenue growth, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, cyber incident costs, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.

Q4 FY25 Earnings Release	Page 5 of 6
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Cyber incident costs. F5 has incurred certain non-recurring expenses in connection with the investigation and remediation of the Cyber Incident. Management believes it is useful to exclude these expenses as they are not representative of our ongoing operations and to facilitate comparison of the Company’s historical results and to those of peer companies.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”

Q4 FY25 Earnings Release	Page 6 of 6
About F5
F5, Inc. (NASDAQ: FFIV) is the global leader that delivers and secures every app. Backed by three decades of expertise, F5 has built the industry’s premier platform—F5 Application Delivery and Security Platform (ADSP)—to deliver and secure every app, every API, anywhere: on-premises, in the cloud, at the edge, and across hybrid, multicloud environments. F5 is committed to innovating and partnering with the world’s largest and most advanced organizations to deliver fast, available, and secure digital experiences. Together, we help each other thrive and bring a better digital world to life.

For more information visit f5.com
Explore F5 Labs threat research at f5.com/labs
Follow to learn more about F5, our partners, and technologies: Blog | LinkedIn | X | YouTube | Instagram | Facebook
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$1,344,273	$1,074,602
Accounts receivable, net of allowances of $2,877 and $4,585	414,433	389,024
Inventories	77,229	76,378
Other current assets	682,766	569,467
Total current assets	2,518,701	2,109,471
Property and equipment, net	156,947	150,943
Operating lease right-of-use assets	185,601	178,180
Long-term investments	15,693	8,580
Deferred tax assets	446,388	365,951
Goodwill	2,443,882	2,312,362
Other assets, net	552,280	487,517
Total assets	$6,319,492	$5,613,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$83,972	$67,894
Accrued liabilities	315,383	300,076
Deferred revenue	1,213,226	1,121,683
Total current liabilities	1,612,581	1,489,653
Deferred tax liabilities	1,921	7,179
Deferred revenue, long-term	786,011	676,276
Operating lease liabilities, long-term	230,749	215,785
Other long-term liabilities	96,231	94,733
Total long-term liabilities	1,114,912	993,973
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 57,684 and 58,094 shares issued and outstanding	42,023	5,889
Accumulated other comprehensive loss	(18,324)	(20,912)
Retained earnings	3,568,300	3,144,401
Total shareholders’ equity	3,591,999	3,129,378
Total liabilities and shareholders’ equity	$6,319,492	$5,613,004

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenues
Products	$414,109	$358,285	$1,508,640	$1,272,795
Services	395,981	388,389	1,579,432	1,543,325
Total	810,090	746,674	3,088,072	2,816,120
Cost of net revenues
Products	85,132	87,403	338,037	336,237
Services	58,749	56,317	235,941	221,410
Total	143,881	143,720	573,978	557,647
Gross profit	666,209	602,954	2,514,094	2,258,473
Operating expenses
Sales and marketing	215,982	217,002	860,506	832,279
Research and development	136,391	123,951	539,815	490,120
General and administrative	94,020	70,976	322,340	268,828
Restructuring charges	14,163	—	25,484	8,655
Total	460,556	411,929	1,748,145	1,599,882
Income from operations	205,653	191,025	765,949	658,591
Other income, net	9,416	12,489	42,387	36,874
Income before income taxes	215,069	203,514	808,336	695,465
Provision for income taxes	24,576	38,218	115,956	128,687
Net income	$190,493	$165,296	$692,380	$566,778

Net income per share — basic	$3.30	$2.83	$11.96	$9.65
Weighted average shares — basic	57,653	58,384	57,904	58,720

Net income per share — diluted	$3.26	$2.80	$11.80	$9.55
Weighted average shares — diluted	58,418	59,056	58,684	59,359

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2025	2024
Operating activities
Net income	$692,380	$566,778
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	231,491	219,108
Depreciation and amortization	92,399	106,991
Non-cash operating lease costs	31,503	33,041
Deferred income taxes	(72,176)	(68,523)
Other	5,615	(962)
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(28,411)	63,953
Inventories	(851)	(40,504)
Other current assets	(103,628)	(14,038)
Other assets	(91,980)	(91,964)
Accounts payable and accrued liabilities	28,899	40,368
Deferred revenue	200,489	22,838
Lease liabilities	(36,064)	(44,667)
Net cash provided by operating activities	949,666	792,419
Investing activities
Purchases of investments	(5,720)	(2,100)
Maturities of investments	548	6,237
Acquisition of businesses, net of cash acquired	(171,059)	(32,939)
Purchases of property and equipment	(43,260)	(30,412)
Net cash used in investing activities	(219,491)	(59,214)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	59,151	55,079
Payments for repurchase of common stock, including excise taxes	(502,085)	(500,558)
Taxes paid related to net share settlement of equity awards	(21,881)	(11,523)
Net cash used in financing activities	(464,815)	(457,002)
Net increase in cash, cash equivalents and restricted cash	265,360	276,203
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,668	1,302
Cash, cash equivalents and restricted cash, beginning of period	1,078,340	800,835
Cash, cash equivalents and restricted cash, end of period	$1,346,368	$1,078,340
Supplemental disclosures of cash flow information
Cash paid for taxes, net of refunds	$205,717	$181,635
Cash paid for amounts included in the measurement of lease liabilities	44,592	53,346
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$48,315	$12,927

F5, Inc.
GAAP to Non-GAAP Reconciliation
(unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended				Years Ended
	September 30,				September 30,
	2025		2024		2025		2024
Net revenues	$810,090		$746,674		$3,088,072		$2,816,120

Gross profit and gross margin:
GAAP gross profit and gross margin	$666,209	82.2%	$602,954	80.8%	$2,514,094	81.4%	$2,258,473	80.2%
Adjustments to gross profit and gross margin:
Stock-based compensation	$7,356	0.9%	$7,089	0.9%	$29,557	1.0%	$29,409	1.0%
Amortization and impairment of purchased intangible assets	9,596	1.2%	9,283	1.2%	37,601	1.2%	43,848	1.6%
Facility-exit costs	98	0.0%	141	0.0%	777	0.0%	372	0.0%
Acquisition-related charges	—	—	—	—	—	—	20	0.0%
Non-GAAP gross profit and gross margin	$683,259	84.3%	$619,467	83.0%	$2,582,029	83.6%	$2,332,122	82.8%

Income from operations and operating margin:
GAAP income from operations and operating margin	$205,653	25.4%	$191,025	25.6%	$765,949	24.8%	$658,591	23.4%
Adjustments to income from operations and operating margin:
Stock-based compensation	$57,248	7.1%	53,759	7.2%	$231,491	7.5%	$219,108	7.8%
Amortization and impairment of purchased intangible assets	10,408	1.3%	$10,144	1.4%	40,896	1.3%	51,331	1.8%
Facility-exit costs	940	0.1%	1,439	0.2%	7,667	0.2%	3,509	0.1%
Acquisition-related charges	7,599	0.9%	505	0.1%	11,536	0.4%	4,352	0.2%
Cyber incident costs	3,356	0.4%	—	—	3,356	0.1%	—	—
Restructuring charges	14,163	1.7%	—	—	25,484	0.8%	8,655	0.3%
Non-GAAP income from operations and operating margin	$299,367	37.0%	$256,872	34.4%	$1,086,379	35.2%	$945,546	33.6%

Net income:
GAAP net income	$190,493		$165,296		$692,380		$566,778
Adjustments to net income:
Stock-based compensation	$57,248		$53,759		$231,491		$219,108
Amortization and impairment of purchased intangible assets	10,408		10,144		40,896		51,331
Facility-exit costs	940		1,439		7,667		3,509
Acquisition-related charges	7,599		505		11,536		4,352
Cyber incident costs	3,356		—		3,356		—
Restructuring charges	14,163		—		25,484		8,655
Tax effects related to above items	(27,568)		(14,204)		(84,864)		(60,065)
Non-GAAP net income	$256,639		$216,939		$927,946		$793,668

Net income per share - diluted:
GAAP net income per share — diluted	$3.26		$2.80		$11.80		$9.55
Adjustments to GAAP net income per share — diluted
Stock-based compensation	$0.98		$0.91		$3.94		$3.69
Amortization and impairment of purchased intangible assets	0.18		0.17		0.70		0.87
Facility-exit costs	0.02		0.02		0.13		0.06
Acquisition-related charges	0.13		0.01		0.20		0.07
Cyber incident costs	0.06		—		0.06		—
Restructuring charges	0.24		—		0.43		0.15
Tax effects related to above items	(0.47)		(0.24)		(1.45)		(1.01)
Non-GAAP net income per share — diluted	$4.39		$3.67		$15.81		$13.37

Weighted average shares — diluted	58,418		59,056		58,684		59,359
Note: Numbers and percentages are rounded for presentation purposes and may not foot.